As filed with the Securities and Exchange Commission on May 20, 2004
                                                Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         APPLEBEE'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                            43-1461763
  (State or other jurisdiction                                (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

                             4551 West 107th Street
                           Overland Park, Kansas 66207
          (Address, including zip code, of Principal Executive Offices)


                         APPLEBEE'S INTERNATIONAL, INC.
                   EXECUTIVE NONQUALIFIED STOCK PURCHASE PLAN
                           (Full titles of the plans)

                                  Lloyd L. Hill
                             Chief Executive Officer
                         Applebee's International, Inc.
                             4551 West 107th Street
                           Overland Park, Kansas 66207
                                 (913) 967-4000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               James M. Ash, Esq.
                       Blackwell Sanders Peper Martin LLP
                               Two Pershing Square
                          2300 Main Street, Suite 1000
                           Kansas City, Missouri 64108
                                 (816) 983-8000

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------ ------------------ ------------------- ------------------ ------------------
                                                                     Proposed maximum   Proposed maximum
     Title of securities to be registered          Amount to be       offering price        aggregate           Amount of
                                                  registered (1)      per share (2)     offering price(2)   registration fee
------------------------------------------------ ------------------ ------------------- ------------------ ------------------
Common Stock, par value $.01 per share                150,000            $ 37.315        $ 5,597,250.00       $  709.17
------------------------------------------------ ------------------ ------------------- ------------------ ------------------

(1) This Registration Statement shall also be deemed to cover any additional shares of Common Stock which may be issued under the Executive Non-Qualified Stock Purchase Plan as the result of any future stock split, stock dividend or other anti-dilution provision.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based on the average of the high and low prices of the Registrant's Common Stock as listed on the Nasdaq Stock Market on May 17, 2004.


                                     Part I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information about the Applebee's International, Inc. Executive Nonqualified Stock Purchase Plan (the "Plan") specified in Part I of Form S-8 will be sent or given to eligible employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. All such documents will be dated and maintained in a "prospectus file" as required by Rule 428(a) and will contain the following legend in a conspicuous place as directed by Rule 428(b)(1):

         "This document (or specifically designated portions of this document) constitutes (constitute) part of a prospectus covering securities that have been registered under the Securities Act of 1933."

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the SEC by Applebee's International, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

         1. The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 28, 2003;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 2004;

         3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 28, 2003, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference; and

         4. The description of common stock contained in the Company's Registration Statement on Form 8-A effective September 27, 1989, the description of the rights to purchase Series A Participating Cumulative Preferred Stock contained in the Company's Registration Statement on Form 8-A dated September 12, 1994, and any further amendment or report filed for purpose of updating such descriptions.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Rebecca R. Tilden, Vice President and General Counsel of the Company will issue an opinion as to the legality of the securities registered hereunder.

Item 6.  Indemnification of Directors and Officers

         The Company has entered into indemnification agreements with certain officers and directors of the Company. Under these agreements, the Company agrees to hold harmless and indemnify each indemnitee generally to the full extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL") and against any and all liabilities, expenses, judgments, fines, penalties and costs in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee has been, is at the time or becomes a director or officer of the Company or any other entity at the request of the Company. The indemnity does not cover liability arising out of fraudulent acts, deliberate dishonesty or willful misconduct, violations of certain securities laws, or if a court determines that such indemnification is not lawful.

         Article IX of the Bylaws of the Company provides for the indemnification of officers and directors of the Company generally to the extent permitted by Section 145 of the DGCL, including liability arising under the securities laws. Article IX permits the Company to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed legal action (whether civil, criminal or investigative) for reason of their being officers or directors. The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interest and, in the case of criminal proceedings, he had no reasonable cause to believe that his conduct was illegal. The Company may indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the Company) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is judged liable for negligence or misconduct in the performance of his duty to the Company. If the officer or director if successful on the merits or otherwise in defense of any action referred to above, the Company must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

         The Company has obtained liability insurance coverage for its officers and directors with respect to actions arising out of the performance of such officer's or director's duty in his or her capacity as such.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         4.1 Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         4.2 Amendment dated May 13, 1999 to Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1999).

         4.3 Amendment dated December 12, 2002 to Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2002).

         4.4 Certificate of Adjustment of Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent, as amended (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2002).

         4.5 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         4.6 Applebee's International, Inc. Executive Nonqualified Stock Purchase Plan.

         5        Opinion of Rebecca R. Tilden, counsel to the Company.

         23.1     Consent of Rebecca R. Tilden (included in Exhibit 5).

         23.2     Consent of Deloitte & Touche LLP.

         24 Power of Attorney (included in signature page of Registration Statement).

Item 9.  Undertakings

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on May 18, 2004.

                         APPLEBEE'S INTERNATIONAL, INC.


                      By: /s/ Lloyd L. Hill
                         ----------------------------------------
                         Lloyd L. Hill
                         Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Applebee's International, Inc., hereby severally constitute Lloyd L. Hill and Rebecca R. Tilden and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, or their duly appointed substitute, as the same may be designated in writing from time to time, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in our names and in our capacities as directors to enable Applebee's International, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:



             Signature                                      Title                             Date

  /s/ Lloyd L. Hill                          Director, Chairman of the Board and          May 18, 2004
------------------------------------               Chief Executive Officer
  Lloyd L. Hill                                 (Principal Executive Officer)


  /s/ Steven K. Lumpkin                     Director, Executive Vice President and        May 18, 2004
------------------------------------               Chief Financial Officer
  Steven K. Lumpkin                             (Principal Financial Officer)


  /s/ Beverly O. Elving                           Vice President, Accounting              May 18, 2004
------------------------------------            (Principal Accounting Officer)
  Beverly O. Elving

  /s/ Erline Belton                                        Director                       May 18, 2004
------------------------------------
  Erline Belton

  /s/ Douglas R. Conant                                    Director                       May 18, 2004
------------------------------------
  Douglas R. Conant


  /s/ D. Patrick Curran                                    Director                       May 18, 2004
------------------------------------
  D. Patrick Curran


  /s/ Eric L. Hansen                                       Director                       May 18, 2004
------------------------------------
  Eric L. Hansen

                                       6

  /s/ Mark S. Hansen                                       Director                       May 18, 2004
------------------------------------
  Mark S. Hansen


  /s/ Jack P. Helms                                        Director                       May18, 2004
------------------------------------
  Jack P. Helms


  /s/ Burton M. Sack                                       Director                       May 18, 2004
------------------------------------
  Burton M. Sack


 /s/ Michael A. Volkema                                    Director                       May 18, 2004
------------------------------------
            Michael A. Volkema



                                Index of Exhibits

       Exhibit
        Number    Document


         4.1 Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         4.2 Amendment dated May 13, 1999 to Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1999).

         4.3 Amendment dated December 12, 2002 to Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2002).

         4.4 Certificate of Adjustment of Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent, as amended (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2002).

         4.5 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         4.6 Applebee's International, Inc. Executive Nonqualified Stock Purchase Plan.

         5        Opinion of Rebecca R. Tilden, counsel to the Company.

         23.1     Consent of Rebecca R. Tilden (included in Exhibit 5).

         23.2     Consent of Deloitte & Touche LLP.

         24 Power of Attorney (included in signature page of Registration Statement).


                                       8